Exhibit 99.1

CBTX, Inc. Reports Fourth Quarter Financial Results

Houston, Texas, January 31, 2018-- CBTX, Inc. (the “Company”) (NASDAQ:CBTX), the bank holding company for CommunityBank of Texas N.A., today announced net income of $2.0 million, or $0.08 per diluted share, for the quarter ended December 31, 2017, compared to $7.6 million, or $0.34 per diluted share, for the quarter ended December  31, 2016 and $10.0 million, or $0.45 per diluted share, for the quarter ended September 30, 2017.

The Company reported net income for the year ended December 31, 2017 of  $27.6 million, or $1.22 per diluted share, compared to $27.2 million, or $1.22 per diluted share, for the year ended December 31, 2016.

Highlights

•

Net income for the fourth quarter of 2017 included a charge of $3.9 million related to the Tax Cuts and Jobs Act (the "Tax Act") and change of control expenses of $2.5 million  ($1.6 million after tax), triggered by our initial public offering.

•	Loan growth, excluding loans held for sale, was 20.2% for the quarter (annualized) and 7.3% for the year.

•

The Company completed its previously announced initial public offering of 2,760,000 shares of its common stock to the public at $26.00 per share for gross proceeds of approximately $71.8 million. Our common stock began trading on the NASDAQ Global Market on November 8, under the ticker symbol "CBTX."

CBTX, Inc. Chairman and Chief Executive Officer Robert R. Franklin Jr. commented,  “2017 was an outstanding year for our Company. We reported total assets of $3.1 billion, total loans of $2.3 billion, total deposits of $2.6 billion and net income of $27.6 million, each of which are all-time highs for our Company.”

Operating Results:

Net Interest Income

Net interest income was $28.2 million for the fourth quarter of 2017, compared to $25.8 million for the fourth quarter of 2016 and $27.3 million for the third quarter of 2017. The increase in net interest income in the fourth quarter of 2017 from the fourth quarter of 2016, was due to increased average loans and securities and increased average yields on federal funds sold and other interest-earning assets. The increase in net interest income in the fourth quarter of 2017 from the third quarter of 2017 was due to increased average loans and federal funds sold and other interest-earning assets and the impact of the November repayment of our note payable in the amount of $23.3 million. Net interest income was $107.8 million for the year ended December 31, 2017, compared to $101.5 million for year ended December 31, 2016. The increase in net interest income in 2017, as compared to 2016 was due to increased average loans and securities and increased average yields on federal funds sold and other interest-earning assets.

The average balance of total interest-earning assets was $2.8 billion for the quarter ended December  31, 2017, an increase of $99.1 million, compared to the average balance for the quarter ended December  31, 2016 and $94.3 million, compared to the average balance for the quarter ended September 30, 2017. The increase in the average interest-earnings assets for the quarter ended December 31, 2017, compared to the quarter ended September 30, 2017 is primarily due to increases in average loans and federal funds sold. The increase in the average interest-earnings assets for the quarter ended December 31, 2017, compared to the quarter ended

December 31, 2016, is primarily due to increases in average loans and average securities. The average balance of interest-earning assets was $2.7 billion for the year ended December 31, 2017, an increase of $88.8 million, compared to the average for the year ended December 31, 2016. The increase in average interest-earning assets for the year ended December 31, 2017, compared to the year ended December 31, 2016 is primarily due to increases in average loans and average securities, partially offset by a decrease in average federal funds sold.

The yield on interest-earning assets was 4.29% for the fourth quarter of 2017, compared to 4.11% for the fourth quarter of 2016 and 4.32% for the third quarter of 2017. The yield on interest-earning assets was 4.30% for the year ended December 31, 2017, compared to 4.19% for the year ended December 31, 2016. The increase from the prior year is primarily due to an increase in the yield on investments and federal funds sold.

The cost of interest-bearing liabilities, including borrowings, was 0.56% for the fourth quarter of 2017, compared to 0.57% for the fourth quarter of 2016 and 0.60% for the third quarter of 2017. The cost of interest-bearing liabilities, including borrowings, was 0.58% for the year ended December 31, 2017 compared to 0.56% for the year ended December 31, 2016.

The net interest margin was 3.98% for the fourth quarter of 2017 compared to 3.78% for the fourth quarter of 2016 and 3.98% for the third quarter of 2017. The net interest margin was 3.97% for the year ended December 31, 2017 compared to 3.87% for the year ended December 31, 2016.

Provision (Recapture) for Loan Losses

Provision for loan loss was $1.1 million for the fourth quarter of 2017, compared to a provision for the fourth quarter of 2016 of $650,000 and a recapture of $1.7 million for the third quarter of 2017. The recapture in the third quarter of 2017 is primarily the result of pay-offs of certain classified and problem loans, which resulted in a decrease in their related allowance for loan losses. Provision for loan loss was a recapture of $338,000 for the year ended December 31, 2017, compared to a provision of $4.6 million for the year ended December 31, 2016. The recapture in the year ended December 31, 2017 was primarily the result of pay-offs of certain classified and problem loans, which resulted in a decrease in their related allowance for loan losses.

The allowance for loan losses was $24.8 million, or 1.07% of total loans, at December 31, 2017, compared to $25.0 million, or 1.16% of total loans, at December 31, 2016 and $23.8 million, or 1.08% of total loans, at September 30, 2017. The lower balance at September 30, 2017 is primarily the result of the recaptures mentioned above.

Noninterest Income

Noninterest income was $3.1 million for the fourth quarter of 2017, $4.4 million for the fourth quarter of 2016 and $4.1 million for the third quarter of 2017. These fluctuations are primarily due to net gains recorded on sales of assets recorded in the third quarter of 2017 and the fourth quarter of 2016 resulting from sales of branches in those periods. Noninterest income was $14.2 million for the year ended December 31, 2017 and $15.7 million for the year ended December 31, 2016, a decrease of $1.5 million, or 9.8%. This decrease primarily resulted from a decrease in deposit account service charges due to a reduction of non-sufficient and overdraft charges incurred by our deposit customers and a decrease in other income due to income from our SBIC investment in 2016.

Noninterest Expense

Noninterest expense increased $3.3 million during the fourth quarter of 2017, as compared to the fourth quarter of 2016 and increased $3.0 million, as compared to the third quarter of 2017. The increase in noninterest expense compared to the fourth quarter of 2016 and the third quarter of 2017 is due primarily to a $2.5 million charge for change of control payments to certain employees triggered by our initial public offering, which is reflected in salaries and employee benefits and increased professional and director fees. Noninterest expense increased $4.8 million during 2017, as compared to 2016 due to the change of control payments previously mentioned, increased professional and director fees and increased advertising due to our branding campaign in 2017, partially offset by decreased occupancy costs due to sales of branches in 2016 and 2017.

Income Taxes

Income tax expense was $6.3 million for the fourth quarter of 2017, $3.3 million for the fourth quarter of 2016 and $3.9 million for the third quarter of 2017. During the fourth quarter of 2017, we recorded a deferred tax asset impairment of $3.9 million related to the recent Tax Cuts and Jobs Act. Income tax expense was $16.5 million for the year ended December 31, 2017 and $12.0 million for the year ended December 31, 2016, an increase of $4.5 million, due to deferred tax asset impairment previously mentioned above and true-ups and return to provision adjustments booked in 2017.

As a result of the Tax Act passed in December 2017, the Company was required to recalculate its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates and lost deductions on these assets and liabilities. The effective tax rate for the fourth quarter of 2017 including the impact of the Tax Act was 76.3% and would have been approximately 29.7% without the impact of the Tax Act. The effective tax rate for 2017 including the impact of the Tax Act was 37.4% and would have been approximately 28.6% without the impact of the Tax Act. The effective tax rates were 30.5% for the fourth quarter of 2016, 28.1% for the third quarter of 2017 and 30.7% for 2016.

Balance Sheet Highlights:

Loans

Loans were $2.3 billion at December 31, 2017, $2.1 billion at December 31, 2016 and $2.2 billion at September 30, 2017.  The increases from the prior year and linked quarter are primarily due to organic growth.

Asset Quality

Nonperforming assets were $8.4 million, or 0.27% of total assets, at December  31, 2017, $8.1 million, or 0.27% of total assets, at December  31, 2016 and $9.7 million, or 0.33% of total assets at September 30, 2017.

Nonperforming loans were $7.6 million, or 0.33% of total loans, at December 31, 2017, $6.2 million, or 0.29% of total loans, at December 31, 2016 and $8.6 million, or 0.39% of total loans, at September 30, 2017.

Annualized net charge-offs (recoveries) to average loans were 0.00% for the fourth quarter of 2017 and 0.50% for the fourth quarter of 2016 and (0.04)% for the third quarter of 2017. The recoveries in the third quarter of 2017 are primarily the result of payoffs of certain classified and problem loans.

Deposits and Borrowings

Total deposits were $2.6 billion at December  31, 2017, compared to $2.5 billion at December 31, 2016 and $2.6 billion at September 30, 2017. The increase from the prior year is primarily due to organic growth.

Total borrowings (excluding junior subordinated debentures) were $1.5 million at December  31, 2017, $30.0 million at December  31, 2016 and $26.6 million at September 30, 2017. The decrease in borrowings at December 31, 2017 is due to scheduled payments and our fourth quarter repayment in full of the outstanding balance of our note payable.

On December 13, 2017, we entered into a loan agreement providing for a $30 million revolving line of credit and from that date through December 31, 2017, we made no borrowings under that agreement.

Capital

At December  31, 2017, we were well capitalized under regulatory guidelines. At December  31, 2017, our ratio of total shareholders’ equity to total assets was 14.48% and our tangible equity to total tangible assets was 11.98%.

At December 31, 2016, our ratio of total shareholders’ equity to total assets was 12.12% and our tangible equity to total tangible assets was 9.39%. Tangible equity to total tangible assets is a non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation.”

In November 2017, we completed our initial public offering of our common stock issuing 2,760,000 common shares at $26.00 per share and net proceeds of $64.5 million, which is the primary cause of the increase in these ratios.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.1 billion asset bank, offering commercial banking solutions to local small and mid-sized businesses and professionals in Houston, Beaumont and surrounding communities in southeast Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Final Prospectus filed pursuant to Rule 424(b)(4) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what its anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybanktx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016

Loans, excluding loans held for sale	$2,311,544	$2,199,478	$2,192,443	$2,217,656	$2,154,885
Allowance for loan losses	(24,778)	(23,757)	(25,187)	(25,881)	(25,006)
Loans, net	2,286,766	2,175,721	2,167,256	2,191,775	2,129,879

Cash and equivalents	326,199	348,578	307,173	272,355	382,103
Securities	223,208	217,660	220,330	219,978	205,978
Premises and equipment, net	53,607	54,129	56,609	55,986	57,514
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	6,770	7,031	7,298	7,513	7,791
Repossessed real estate and other assets	705	1,136	1,435	1,179	1,861
Loans held for sale	1,460	466	559	675	613
Other assets	101,418	104,167	99,267	84,137	84,833
Total Assets	$3,081,083	$2,989,838	$2,940,877	$2,914,548	$2,951,522

Noninterest-bearing deposits	$1,109,789	$1,051,755	$1,030,865	$993,839	$1,025,425
Interest-bearing deposits	1,493,183	1,502,872	1,485,919	1,504,606	1,515,335
Total deposits	2,602,972	2,554,627	2,516,784	2,498,445	2,540,760

Note payable	-	24,357	25,464	26,571	27,679
Repurchase agreements	1,525	2,239	2,179	2,464	2,343
Junior subordinated debt	6,726	6,726	6,726	6,726	6,726
Other liabilities	23,646	20,768	17,760	16,699	16,377
Total Liabilities	2,634,869	2,608,717	2,568,913	2,550,905	2,593,885

Shareholders' Equity	446,214	381,121	371,964	363,643	357,637
Total Liabilities and Shareholders' Equity	$3,081,083	$2,989,838	$2,940,877	$2,914,548	$2,951,522

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	For the Three Months Ended					For the Years Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Interest Income
Interest and fees on loans	$27,726	$27,129	$26,560	$25,953	$26,298	$107,368	$103,723
Securities	1,357	1,334	1,353	1,303	1,055	5,347	3,801
Federal Funds and interest-bearing deposits	1,283	1,106	813	742	658	3,944	2,427
Total Interest Income	30,366	29,569	28,726	27,998	28,011	116,659	109,951
Interest Expense
Deposits	1,993	1,964	1,857	1,838	1,914	7,652	7,073
Repurchase agreements	—	2	1	2	2	5	5
Note payable	122	269	264	251	256	906	1,061
Junior subordinated debt	86	83	79	74	72	322	266
Total Interest Expense	2,201	2,318	2,201	2,165	2,244	8,885	8,405
Net Interest Income	28,165	27,251	26,525	25,833	25,767	107,774	101,546
Provision (Recapture) for Loan Losses	1,050	(1,654)	(694)	960	650	(338)	4,575
Net Interest Income After Provision (Recapture) for Loan Losses	27,115	28,905	27,219	24,873	25,117	108,112	96,971
Noninterest Income
Deposit account service charges	1,388	1,395	1,517	1,500	1,591	5,800	6,538
Net gain on sale of assets	(7)	828	339	364	1,282	1,524	1,922
Card interchange fees	941	803	877	832	830	3,453	3,352
Earnings on bank-owned life insurance	460	459	335	326	340	1,580	1,356
Other	362	601	458	426	357	1,847	2,581
Total Noninterest Income	3,144	4,086	3,526	3,448	4,400	14,204	15,749
Noninterest Expense
Salaries and employee benefits	14,021	11,829	11,299	11,424	11,181	48,573	44,239
Net occupancy expense	2,346	2,221	2,351	2,233	2,448	9,151	10,100
Regulatory fees	487	458	621	610	606	2,176	2,300
Data processing	674	662	651	642	623	2,629	2,484
Printing, stationery and office	415	348	370	347	444	1,480	1,537
Amortization of intangibles	263	267	271	278	283	1,079	1,167
Professional and director fees	1,168	606	706	625	680	3,105	2,481
Correspondent bank and customer related transaction expenses	67	67	78	74	77	286	320
Loan processing costs	141	115	133	72	191	461	509
Advertising, marketing and business development	508	266	508	179	219	1,461	789
Repossessed real estate and other asset expense	66	340	85	118	99	609	318
Security and protection expense	300	331	352	372	363	1,355	1,718
Telephone and communications	344	311	307	354	384	1,316	1,444
Other expenses	1,189	1,196	1,127	1,099	1,040	4,611	4,096
Total Noninterest Expense	21,989	19,017	18,859	18,427	18,638	78,292	73,502
Net Income Before Income Tax Expense	8,270	13,974	11,886	9,894	10,879	44,024	39,218
Income Tax Expense	6,313	3,927	3,181	3,032	3,322	16,453	12,010
Net Income	$1,957	$10,047	$8,705	$6,862	$7,557	$27,571	$27,208

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	For the Three Months Ended					For the Years Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Profitability:
Net income	$1,957	$10,047	$8,705	$6,862	$7,557	$27,571	$27,208
Basic earnings per share	$0.08	$0.46	$0.39	$0.31	$0.34	$1.23	$1.23
Diluted earnings per share	$0.08	$0.45	$0.39	$0.31	$0.34	$1.22	$1.22

Return on average assets (1)	0.25%	1.34%	1.20%	0.95%	1.02%	0.93%	0.95%
Return on average shareholders' equity (1)	1.83%	10.54%	9.46%	7.73%	8.47%	7.18%	7.79%
Net interest margin- tax equivalent (1)	4.06%	4.07%	4.08%	4.02%	3.87%	4.06%	3.96%
Efficiency ratio (2)	70.23%	60.69%	62.76%	62.93%	61.78%	64.19%	62.66%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	14.48%	12.75%	12.65%	12.48%	12.12%	14.48%	12.12%
Tangible equity to tangible assets (3)	11.98%	10.10%	9.95%	9.74%	9.39%	11.98%	9.39%
Common equity tier 1 capital ratio	14.19%	12.23%	12.00%	11.32%	11.52%	14.19%	11.52%
Tier 1 leverage ratio	12.30%	10.48%	10.39%	10.10%	9.78%	12.30%	9.78%
Tier 1 risk-based capital ratio	14.44%	12.49%	12.26%	11.58%	11.78%	14.44%	11.78%
Total risk-based capital ratio	15.42%	13.48%	13.33%	12.64%	12.85%	15.42%	12.85%

Other Data:
Weighted average common shares outstanding- Basic	23,629	22,063	22,062	22,062	21,993	22,457	22,049
Weighted average common shares outstanding- Diluted	23,742	22,138	22,148	22,162	22,067	22,573	22,235
Common shares outstanding at period end	24,833	22,063	22,063	22,062	22,062	24,833	22,062
Dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.20	$0.20
Book value per share	$17.97	$17.27	$16.86	$16.48	$16.21	$17.97	$16.21
Tangible book value per share (3)	$14.44	$13.29	$12.86	$12.47	$12.19	$14.44	$12.19
Employees - full-time equivalents	462	464	472	479	479	462	479

(1)Quarterly ratios are annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation.”

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	12/31/2017			9/30/2017			12/31/2016
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,252,735	$27,726	4.88%	$2,191,016	$27,129	4.91%	$2,179,862	$26,298	4.80%
Securities (available for sale and held to maturity)	222,602	1,357	2.42%	223,132	1,334	2.37%	192,938	1,055	2.18%
Federal funds sold and other interest-earning assets	317,484	1,093	1.37%	284,334	927	1.29%	320,955	485	0.60%
Nonmarketable equity securities	14,698	190	5.13%	14,695	179	4.83%	14,683	173	4.66%
Total interest-earning assets	2,807,519	$30,366	4.29%	2,713,177	$29,569	4.32%	2,708,438	$28,011	4.11%
Allowance for loan losses	(24,127)			(25,316)			(27,357)
Noninterest-earnings assets	296,108			290,767			278,850
Total assets	$3,079,500			$2,978,628			$2,959,931
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,519,631	$1,993	0.52%	$1,501,732	$1,964	0.52%	$1,524,262	$1,914	0.50%
Repurchase agreements	1,793	—	—%	2,404	2	0.33%	2,155	2	0.18%
Note payable	11,252	122	4.30%	24,742	269	4.31%	28,064	256	3.63%
Junior subordinated debt	10,826	86	3.15%	10,826	83	3.04%	10,826	72	2.65%
Total interest-bearing liabilities	1,543,502	$2,201	0.56%	1,539,704	$2,318	0.60%	1,565,307	$2,244	0.57%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,087,416			1,041,731			1,015,577
Other liabilities	23,271			18,844			24,139
Total noninterest-bearing liabilities	1,110,687			1,060,575			1,039,716
Shareholders’ equity	425,311			378,349			354,908
Total liabilities and shareholders’ equity	$3,079,500			$2,978,628			$2,959,931
Net interest income		$28,165			$27,251			$25,767
Net interest spread (3)			3.73%			3.73%			3.54%
Net interest margin (4)			3.98%			3.98%			3.78%
Net interest margin—tax equivalent (5)			4.06%			4.07%			3.87%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $521,000,  $1.0 million and $592,000 for the three months ended December  31, 2017, September 30, 2017 and December  31, 2016, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $549,000,  $1.1 million and $605,000 for the three months ended December  31, 2017, September 30, 2017 and December 31, 2016, respectively, has been computed using a federal income tax rate of 35%.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	For the Years Ended December 31,
	2017			2016
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earnings assets:
Total loans (1)	$2,206,541	$107,368	4.87%	$2,140,917	$103,723	4.84%
Securities (available for sale and held to maturity)	220,953	5,347	2.42%	169,509	3,801	2.24%
Federal funds sold and other interest-earning assets	272,715	3,204	1.17%	301,018	1,732	0.58%
Nonmarketable equity securities	14,692	740	5.04%	14,683	695	4.73%
Total interest-earning assets	2,714,901	$116,659	4.30%	2,626,127	$109,951	4.19%
Allowance for loan losses	(25,319)			(26,826)
Noninterest-earnings assets	284,165			276,413
Total assets	$2,973,747			$2,875,714
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,503,350	$7,652	0.51%	$1,458,566	$7,073	0.48%
Repurchase agreements	2,254	5	0.27%	1,918	5	0.26%
Note payable	22,164	906	4.09%	29,624	1,061	3.58%
Junior subordinated debt	10,826	322	2.97%	10,826	266	2.46%
Total interest-bearing liabilities	1,538,594	$8,885	0.58%	1,500,934	$8,405	0.56%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,031,707			1,010,403
Other liabilities	19,388			15,270
Total noninterest-bearing liabilities	1,051,095			1,025,673
Shareholders’ equity	384,058			349,107
Total liabilities and shareholders’ equity	$2,973,747			$2,875,714
Net interest income		$107,774			$101,546
Net interest spread (2)			3.72%			3.63%
Net interest margin (3)			3.97%			3.87%
Net interest margin—tax equivalent (4)			4.06%			3.96%

(1)Includes average outstanding balances of loans held for sale of $769,000 and $905,000 for the years ended December  31, 2017 and 2016, respectively.

(2)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(3)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(4)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $2.3 million and $2.4 million for the years ended December 31, 2017 and 2016, respectively, has been computed using a federal income tax rate of 35%.

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	For the Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Yield Trend - Annualized:
Interest-earnings assets:
Total loans	4.88%	4.91%	4.83%	4.83%	4.80%
Securities (available for sale and held to maturity)	2.42%	2.37%	2.45%	2.43%	2.18%
Federal funds sold and other interest-earning assets	1.37%	1.29%	1.12%	0.87%	0.60%
Nonmarketable equity securities	5.13%	4.83%	4.81%	5.33%	4.66%
Total interest-earning assets	4.29%	4.32%	4.32%	4.26%	4.11%

Interest-bearing liabilities:
Interest-bearing deposits	0.52%	0.52%	0.50%	0.49%	0.50%
Repurchase agreements	—%	0.33%	0.17%	0.33%	0.18%
Note payable	4.30%	4.31%	4.10%	3.78%	3.63%
Junior subordinated debt	3.15%	3.04%	2.93%	2.77%	2.65%
Total interest-bearing liabilities	0.56%	0.60%	0.58%	0.57%	0.57%

Net interest spread (1)	3.73%	3.73%	3.74%	3.69%	3.54%
Net interest margin (2)	3.98%	3.98%	3.99%	3.93%	3.78%
Net interest margin—tax equivalent (3)	4.06%	4.07%	4.08%	4.02%	3.87%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment has been computed using a federal income tax rate of 35%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	For the Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Average Outstanding Balances:

Assets
Interest-earnings assets:
Total loans (1)	$2,252,735	$2,191,016	$2,203,145	$2,178,626	$2,179,862
Securities (available for sale and held to maturity)	222,602	223,132	220,905	217,086	192,938
Federal funds sold and other interest-earning assets	317,484	284,334	228,393	257,152	320,955
Nonmarketable equity securities	14,698	14,695	14,691	14,685	14,683
Total interest-earning assets	2,807,519	2,713,177	2,667,134	2,667,549	2,708,438
Allowance for loan losses	(24,127)	(25,316)	(26,424)	(25,419)	(27,357)
Noninterest-earnings assets	296,108	290,767	273,760	273,437	278,850
Total assets	$3,079,500	$2,978,628	$2,914,470	$2,915,567	$2,959,931

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,519,631	$1,501,732	$1,478,579	$1,513,348	$1,524,262
Repurchase agreements	1,793	2,404	2,356	2,468	2,155
Note payable	11,252	24,742	25,841	26,965	28,064
Junior subordinated debt	10,826	10,826	10,826	10,826	10,826
Total interest-bearing liabilities	1,543,502	1,539,704	1,517,602	1,553,607	1,565,307
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,087,416	1,041,731	1,010,823	985,690	1,015,577
Other liabilities	23,271	18,844	16,910	16,421	24,139
Total noninterest-bearing liabilities	1,110,687	1,060,575	1,027,733	1,002,111	1,039,716
Shareholders’ equity	425,311	378,349	369,135	359,849	354,908
Total liabilities and shareholders’ equity	$3,079,500	$2,978,628	$2,914,470	$2,915,567	$2,959,931

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	12/31/2017		9/30/2017		6/30/2017		3/31/2017		12/31/2016
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Loan Portfolio:
Commercial and industrial	$559,363	24.1%	$548,870	24.9%	$535,116	24.4%	$524,201	23.6%	$511,554	23.7%
Real estate:
Commercial real estate	738,293	31.9%	689,501	31.3%	690,044	31.4%	723,253	32.5%	697,794	32.3%
Construction and development	449,211	19.4%	424,489	19.3%	433,966	19.8%	522,508	23.5%	491,626	22.8%
1-4 family residential	258,584	11.2%	246,564	11.2%	240,073	10.9%	237,218	10.7%	236,882	11.0%
Multi-family residential	220,305	9.5%	211,219	9.6%	208,222	9.5%	124,246	5.6%	133,210	6.2%
Consumer	40,433	1.7%	42,772	1.9%	41,130	1.9%	41,326	1.9%	39,694	1.8%
Agricultural	11,256	0.5%	11,424	0.5%	10,650	0.4%	10,217	0.4%	11,106	0.5%
Other	40,344	1.7%	29,684	1.3%	38,237	1.7%	39,869	1.8%	38,180	1.7%
Gross loans	2,317,789	100.0%	2,204,523	100.0%	2,197,438	100.0%	2,222,838	100.0%	2,160,046	100.0%
Less deferred fees and unearned discount	(4,785)		(4,579)		(4,436)		(4,507)		(4,548)
Less allowance for loan losses	(24,778)		(23,757)		(25,187)		(25,881)		(25,006)
Less loans held for sale	(1,460)		(466)		(559)		(675)		(613)
Loans, net	$2,286,766		$2,175,721		$2,167,256		$2,191,775		$2,129,879

Deposits:
Interest-bearing demand accounts	$363,015	14.0%	$340,627	13.3%	$343,826	13.7%	$355,235	14.2%	$359,560	14.2%
Money market accounts	702,299	27.0%	726,903	28.5%	698,546	27.7%	714,863	28.6%	731,942	28.8%
Savings accounts	95,842	3.7%	88,613	3.5%	88,083	3.5%	88,360	3.5%	85,927	3.4%
Certificates and other time deposits, greater than $100,000	172,469	6.6%	179,777	7.0%	182,143	7.2%	171,147	6.9%	179,621	7.1%
Certificates and other time deposits, less than $100,000	159,558	6.1%	166,952	6.5%	173,321	6.9%	175,001	7.0%	158,285	6.2%
Total interest-bearing deposits	1,493,183	57.4%	1,502,872	58.8%	1,485,919	59.0%	1,504,606	60.2%	1,515,335	59.7%
Noninterest-bearing deposits	1,109,789	42.6%	1,051,755	41.2%	1,030,865	41.0%	993,839	39.8%	1,025,425	40.3%
Total deposits	$2,602,972	100.0%	$2,554,627	100.0%	$2,516,784	100.0%	$2,498,445	100.0%	$2,540,760	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands)

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Nonaccrual loans (at period end):
Commercial and industrial	$3,280	$2,444	$2,348	$2,040	$2,318
Real estate:
Commercial real estate	3,216	5,038	4,964	2,317	2,118
Construction and development	252	265	362	414	458
1-4 family residential	898	844	578	1,283	1,302
Multi-family residential	—	1	3	5	7
Consumer	—	—	—	—	—
Agricultural	—	—	—	6	36
Other	—	—	—	—
Total nonaccrual loans	$7,646	$8,592	$8,255	$6,065	$6,239

Nonperforming assets (at period end):
Nonaccrual loans	$7,646	$8,592	$8,255	$6,065	$6,239
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	7,646	8,592	8,255	6,065	6,239
Foreclosed assets, including other real estate:
Commercial real estate, construction and development, land and land development	298	729	1,018	1,179	1,078
Residential real estate	407	407	417	—	—
Other	—	—	—	—	783
Total foreclosed assets	705	1,136	1,435	1,179	1,861
Total nonperforming assets	$8,351	$9,728	$9,690	$7,244	$8,100

Allowance for Loan Losses (at period end):
Commercial and industrial	$7,257	$7,194	$8,466	$7,746	$6,409
Real estate:
Commercial real estate	10,375	9,640	10,000	10,507	10,770
Construction and development	3,482	3,364	3,313	4,145	4,598
1-4 family residential	1,326	1,282	1,138	1,111	1,286
Multi-family residential	1,419	1,360	1,341	800	916
Consumer	566	626	599	615	353
Agricultural	68	69	64	63	79
Other	285	222	266	894	595
Total allowance for loan losses	$24,778	$23,757	$25,187	$25,881	$25,006

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.27%	0.33%	0.33%	0.25%	0.27%
Nonperforming loans to total loans	0.33%	0.39%	0.38%	0.27%	0.29%
Allowance for loan losses to nonperforming loans	324.06%	276.50%	305.11%	426.73%	400.80%
Allowance for loan losses to total loans	1.07%	1.08%	1.15%	1.17%	1.16%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands)

	For the Three Months Ended					For the Years Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$23,757	$25,187	$25,881	$25,006	$27,096	$25,006	$25,315

Provision (recapture) for loan losses	1,050	(1,654)	(694)	960	650	(338)	4,575

Net charge-offs (recoveries)
Commercial and industrial	(52)	(205)	(66)	117	2,748	(206)	3,874
Real estate:
Commercial real estate	118	(2)	(2)	(3)	(64)	111	481
Construction and development	—	—	—	—	—	—	—
1-4 family residential	7	(2)	(8)	(2)	(1)	(5)	(3)
Multi-family residential	—	—	—	—	—	—	—
Consumer	(9)	(4)	90	(27)	(2)	50	232
Agricultural	(35)	(11)	(6)	—	—	(52)	241
Other	—	—	(8)	—	59	(8)	59
Total net charge-offs (recoveries)	29	(224)	—	85	2,740	(110)	4,884

Allowance for loan losses at end of period	$24,778	$23,757	$25,187	$25,881	$25,006	$24,778	$25,006

Net charge-offs (recoveries) to average loans	—%	(0.04)%	—%	0.02%	0.50%	—%	0.23%

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate (1) tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and (2) tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and shareholders’ equity to total assets:

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Tangible Equity
Total shareholders’ equity	$446,214	$381,121	$371,964	$363,643	$357,637
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	6,770	7,031	7,298	7,513	7,791
Tangible equity	$358,494	$293,140	$283,716	$275,180	$268,896
Tangible Assets
Total assets	$3,081,083	$2,989,838	$2,940,877	$2,914,548	$2,951,522
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	6,770	7,031	7,298	7,513	7,791
Tangible assets	$2,993,363	$2,901,857	$2,852,629	$2,826,085	$2,862,781

Common shares outstanding	24,833	22,063	22,063	22,062	22,062

Book value per share	$17.97	$17.27	$16.86	$16.48	$16.21
Tangible book value per share	$14.44	$13.29	$12.86	$12.47	$12.19

Total shareholders’ equity to total assets	14.48%	12.75%	12.65%	12.48%	12.12%
Tangible equity to tangible assets	11.98%	10.10%	9.95%	9.74%	9.39%

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com